                 STOCK RESTRICTION AND REGISTRATION AGREEMENT
                 --------------------------------------------

     THIS STOCK RESTRICTION AGREEMENT dated as of March 15, 2000, is by and among Sonic Foundry, Inc., a Maryland corporation (the "Buyer") and Jan Brzeski ("Brzeski"), Jeffrey Gerst ("Gerst"), David Fife ("Fife"), and Fife Capital, L.L.C. ("Capital") (collectively, "New Stockholders").

     WHEREAS, the Buyer, New Sonic, Inc., a Maryland corporation (sometimes "New Sonic" and sometimes the "Surviving Corporation") which is a wholly owned subsidiary of Buyer, and STV Communications, Inc., a Delaware corporation (the "Company") are parties to an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement") pursuant to which the Company will merge with and into New Sonic, upon the terms and conditions set forth therein (the "Merger"); and

     WHEREAS, the New Stockholders will acquire, pursuant to the Merger, the number of shares of common stock of the Buyer set forth on Exhibit A hereto (the "Shares"); and

     WHEREAS, the parties desire to provide for certain restrictions and other matters relating to the Shares;

     NOW, THEREFORE, the parties agree as follows:


                                   ARTICLE I
                                   ---------

                               TERM OF AGREEMENT
                               -----------------

     Term of Agreement. This Agreement and the rights and obligations of the parties under this Agreement, shall terminate on the earliest to occur of the following: (a) one year following the closing of the Merger Agreement (the "Closing"), or (b) immediately prior to the consummation of (i) the sale of all, or substantially all, of the Buyer's assets or capital stock either through a direct sale or merger, consolidation, reorganization or any other form of business combination or acquisition in which the Buyer is the target of such acquisition, or (ii) the sale of 50% or more of the Company's capital stock pursuant to a "change in control" of the Buyer, provided, however, that the New Stockholders shall at all times comply with all applicable requirements of federal and state securities law, including Rule 144, with respect to the sale of the Shares.


                                  ARTICLE II
                                  ----------

                              LOCK-UP PROVISIONS
                              ------------------

     Section 2.1 Lock-up Provisions. Brzeski, Gerst, Fife, and Capital hereby agree that, without the prior written consent of Buyer, they will not (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Restricted Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Shares.

     Section 2.2 Definition of Restricted Shares of Brzeski and Gerst. Restricted Shares of Brzeski and Gerst shall mean all Shares acquired by Brzeski and Gerst at the Closing, provided, however, that the amount of Shares deemed "Restricted Shares" with respect to each of Brzeski and Gerst shall decrease with time according to the schedule set forth below:

---------------------------------------------------------------------------------------
Time Period                                     Amount of Restricted Shares
---------------------------------------------------------------------------------------
Until 6 months following                        All Shares acquired by each of Brzeski
Closing                                         and Gerst at the Closing
---------------------------------------------------------------------------------------
Beginning 6 months following                    90% of the Shares acquired by each of
Closing                                         Brzeski and Gerst at the Closing shall
                                                be deemed Restricted Shares.
---------------------------------------------------------------------------------------
Beginning 12 months following                   No Shares shall be deemed Restricted
Closing                                         Shares.
---------------------------------------------------------------------------------------

     Section 2.3 Definition of Restricted Shares of Fife and Capital. Restricted Shares of Fife and Capital shall mean all Shares acquired by Fife and Capital at the Closing, provided, however, that the amount of Shares deemed "Restricted Shares" with respect to each of Fife and Capital shall decrease with time according to the schedule set forth below:

---------------------------------------------------------------------------------------
Time Period                                     Amount of Restricted Shares
---------------------------------------------------------------------------------------
Until 6 months following                        All Shares acquired by each of Fife
Closing                                         and Capital at the Closing
---------------------------------------------------------------------------------------
Beginning 6 months following                    90% of the Shares acquired by each of
Closing                                         Fife and Capital at the Closing shall
                                                be deemed Restricted Shares.
---------------------------------------------------------------------------------------
Beginning 9 months following                    No Shares shall be deemed Restricted
Closing                                         Shares.
---------------------------------------------------------------------------------------


     Section 2.4 Exception for Termination Without Cause. If any New Stockholder who becomes an employee of the Company at the Closing and/or pursuant to Section 6.13 of the Merger Agreement is terminated from employment from the Company without cause, then, notwithstanding the remaining provisions of this Article II, no Shares held by such Stockholder shall be deemed Restricted Shares.

     Section 2.5 Exception for Pro-Rata Registration. Notwithstanding anything herein to the contrary, no Shares which the Buyer registers, or is required to register, under Section 4.2 hereof shall be deemed Restricted Shares.


                                  ARTICLE III
                                  -----------

                              GENERAL PROVISIONS
                              ------------------

     Section 3.1 Specific Enforcement. Because the Shares cannot be readily purchased or sold in the open market, the parties hereby acknowledge and agree that they may be irreparably damaged in the event that this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any party, the other parties shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

     Section 3.2 Legend. All certificates evidencing any of the New Stockholder's Shares subject to this Agreement shall also bear a legend substantially as follows during the term of this Agreement:

          "The shares represented by this certificate are subject to restrictions on transfer and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with and subject to all the terms and conditions of a certain Stock Restriction and Registration Agreement, a copy of which the Company will furnish to the holder of this certificate upon request and without charge."

     Section 3.3 Governing Law; Successors and Assigns. This Agreement shall be construed in accordance with and governed by the laws of the State of Wisconsin and shall be binding upon the heirs, personal successor, executors, administrators, successors and assigns of the parties.

     Section 3.4 Notices. Notices given hereunder shall be deemed to have been duly given (i) on the date of personal delivery or (ii) one business day following delivery by express overnight courier service, to the party being notified at its address set forth herein or such other address as it may subsequently notify the other party in writing.

     Section 3.5 Entire Agreement and Amendments. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and may not be modified, amended or terminated except by the written consent of the Company and by each New Stockholder who is to be bound thereby.

     Section 3.6 Waivers. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     Section 3.7 Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

     Section 3.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.


                                  ARTICLE IV
                                  ----------

                                 REGISTRATION
                                 ------------

     Section 4.1 Shelf Registration. The Buyer shall (i) file with the Securities and Exchange Commission (the "SEC") a registration statement for the Shares on Form S-3 (the "Shelf Registration") within 90 days of the date of Closing, (ii) use its best efforts to have such registration statement declared effective with the SEC, and (iii) use its best efforts to maintain the effectiveness of the Registration Statement for a period not less than one year from the Closing. Should the Shelf Registration not be declared effective or should its effectiveness lapse for any reason during the period set forth above, the Buyer shall use its best efforts to have the Shares registered on another registration statement as soon as reasonably practicable.

     Section 4.2 Pro-Rata Registration. In the event that the Buyer registers shares of its common stock for sale by a Vice President or other employee of the Company ("Existing Employee") at or above the level of Vice President, then the Company shall also register Shares of the New Stockholders in the same manner as registered with respect to such Existing Employee, if such Shares are not already registered in such manner. The amount of Shares to be registered with respect to such New Stockholder shall be no less than the amount determined by multiplying (x) if Shares of one Existing Employee are being registered, the ratio of the number of shares being registered for such Existing Employee divided by the total number of shares held by such Existing Employee, and if shares of more than one Existing Employee are being registered, the highest such ratio with respect to all Existing Employees whose shares are being registered, and (y) the number of shares held by such New Employee.

     Section 4.3 Survival of Restrictions. Notwithstanding any registration pursuant to Article IV hereof, the remaining provisions of this Agreement shall survive the registration of the Shares, as set forth herein.

     IN WITNESS WHEREOF, the parties have executed this Agreement.


     SONIC FOUNDRY, INC.

     By:
        ---------------------------

     Title: Chief Executive Officer
     754 Williamson Street
     Madison, WI 53703




     NEW STOCKHOLDERS


     ------------------------------
     Jan Brzeski


     ------------------------------
     Jeffrey Gerst


     ------------------------------
     David Fife



     FIFE CAPITAL, L.L.C.

     By:
        ---------------------------
     Its:
         --------------------------